Exhibit 10.8

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is executed as of August 22, 2006 by Patients & Physicians, Inc., a Delaware corporation (the “Joining Party”), and delivered to the Purchasers as listed on Schedule A hereto (the “Purchasers”). Except as otherwise defined herein, terms used herein and defined in the Securities Purchase Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Flagship Healthcare Management, Inc., a Delaware corporation (“Flagship”), and the Purchasers have entered into a Securities Purchase Agreement, dated as of January 30, 2006 (as amended, modified or supplemented from time to time, the “Purchase Agreement”), providing for the issuance of certain Notes and Warrants and the execution of the Related Agreements referred to in the Securities Purchase Agreement; and

WHEREAS, the Joining Party is a direct Parent of Flagship and is required pursuant to the provisions of the Securities Purchase Agreement to become a party to the Master Security Agreement, dated as of January 30, 2006, between Flagship and the holders listed on Schedule A thereto (the “Holders”) (as amended, modified or supplemented from time to time, the “Master Security Agreement”);

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Purchasers and hereby covenants and agrees with the Purchasers as follows:

1.           The Joining Party is hereby added as an Assignor under the Master Security Agreement; all references to “Assignor” or “Assignors” thereunder shall hereafter be deemed to include it.

2.           The Joining Party agrees that, upon its execution hereof, it will become an Assignor under, and as defined in, the Master Security Agreement, and will be bound by all terms, conditions and duties applicable to an Assignor under the Master Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the Master Security Agreement), the Joining Party hereby reaffirms and pledges, hypothecates, assigns, transfers, sets over and delivers to the Purchasers and grants to the Purchasers a security interest in all Collateral (as defined in the Master Security Agreement), if any, now owned or at any time hereafter acquired by the Joining Party, or in which such Assignor now has or at any time in the future may acquire any right, title or interest.

3.           Without limiting the foregoing, the Joining Party hereby makes and undertakes each covenant, representation and warranty made by each Assignor pursuant to the Master Security Agreement, in each case as of the date hereof and agrees to be bound by all covenants, agreements and obligations of an Assignor pursuant to the Master Security Agreement.

4.           Schedule A to the Master Security Agreement is hereby replaced with Schedule A to this Joinder Agreement.

5.           This Joinder Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder or under the Master Security Agreement or any Related Agreement without the prior written consent of the Purchasers.

6.           THIS JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

7.           This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder Agreement which shall remain binding on all parties hereto.

8.           From and after the execution and delivery hereof by the parties hereto, this Joinder Agreement shall constitute a “Related Agreement” for all purposes of the Securities Purchase Agreement and the Related Agreements.

9.           The effective date of this Joinder Agreement is August 22, 2006.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be duly executed as of the date first above written.

PATIENTS & PHYSICIANS, INC.

By:	/s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chairman and Chief Executive Officer

Accepted and Acknowledged by:

FLAGSHIP PATIENT ADVOCATES, INC.

By: /s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chairman and Chief Executive Officer

SCHEDULE A

PURCHASERS
Fred. F. Nazem
OldIron Sports & Entertainment Company, Inc.
Benjamin Safirstein, M.D.
Daniel Keller
Brandon Fradd
Joseph Gatti
John Keating
Valhalla Investment Partners, LP
Roger London, M.D.
Mark Gardy, M.D.
Edward Giles
Pike Sullivan